EXHIBIT 99.9
Novelis and Hindalco Employee Presentation February 12, 2007

Change in Ownership Hindalco Industries Ltd will acquire all the shares and debt of Novelis for approximately $6B in an all cash offer Contingent upon regulatory clearance and shareholders' approval, expected by the end of June HINDALCO offer Share price $44.93 Enterprise Value $6 Bn (approx.)

Who is Hindalco? Publicly traded company on the Bombay Stock Exchange (BSE), 26% owned by Aditya Birla Group Metals company (copper and aluminum), including 450 kt aluminum production 230 kt aluminum rolled products World's largest single location copper smelter at Dahej in Gujarat First quartile in costs $2.6 Bn sales, $371M net profit, $4.3 Bn market capitalization Acquired Indal assets from Alcan in 2000 20,000 employees Source: Hindalco website, 2005/2006 filings; Hindalco

Hindalco Source: Presentation by Aditya Birla Group Chairman, February 2006

The Aditya Birla Group Amongst the largest and most reputed business groups in India Successful track record of growth Aggregate revenues of US$12.0 Bn; $20+ Bn group market capitalization Domestic market leadership in many businesses Successful global operations Overseas operations contribute over 30% of revenues 18 countries across 4 continents Anchored by 85,000 employees; Trusted by over 1 million shareholders Source: Presentation by Aditya Birla Group Chairman, February 2006; Hindalco

The Aditya Birla Group Source: Presentation by Aditya Birla Group Chairman, February 2006; Hindalco International Operations Joint Ventures Cement Viscose Staple Fiber Aluminium Copper VFY Carbon Black Textiles Garments IT/ITeS Insurance Financial services Fertilisers Telecom Thailand Indonesia Philippines Egypt Canada Australia China Germany Hungary Portugal UK USA

Complementary Companies Global leader in aluminum rolled products and can recycling High-end product portfolio Leading expertise in casting and process technology World-class R&D platform Core Strengths Our Markets Automotive Beverage and food can Foil and Packaging Construction & Industrial Lithographic sheet India's largest integrated aluminium producer and largest copper smelting plant One of the most cost efficient aluminum producers globally 60% share of India's rolled products market Metal grade alumina and speciality chemicals Primary ingots, billots, wire rods Rolled products - building sheet, cablewrap, circles, closure stock, finstock, foil and litho Extrusions Alloy wheels

New Directions Many questions still to be answered in coming months including ... Business and growth strategy Organizational structure Leadership Name

Key Steps in the Process Announcement of proposed sale SEC filing (and possible review) Mailing of information to shareholders Regulatory approvals Shareholder meeting Canadian court approval Completion

What's Next? Until the transaction is completed, we are separate companies Our focus must remain on keeping safety top of mind, delivering high quality aluminum for our customers and meeting our financial plans We are counting on each of you to embody our values, especially safety, as you maintain focus on delivering on our objectives

Vision and Values Novelis Vision To make the world a lighter, brighter and better place. Hindalco Vision To be a premium metals major, global in size and reach, with a passion for excellence. Novelis Values Caring - Protect each other and our environment. Responsibility - Be accountable for our success. Excellence - Bring precision and pride To everything we do. Teamwork - Work as one across all boundaries. Innovation - Seek breakthrough solutions. Hindalco Values Integrity - Honesty in every action. Commitment - On the foundation of integrity, doing whatever it takes to deliver, as promised. Passion - Missionary zeal arising out of an emotional engagement with work. Seamlessness - Thinking and working together across functional silos, hierarchy levels, businesses and geographies. Speed - Responding to stakeholders with a sense of urgency.

Q & A

Additional Information and Where to Find it In connection with the proposed arrangement and required shareholder approval, Novelis Inc. will file a proxy statement with the U.S. Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NOVELIS AND THE ARRANGEMENT. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, the documents filed by Novelis with the SEC may be obtained free of charge by contacting Novelis at 3399 Peachtree Road NE, Suite 1500, Atlanta, GA 30326, Attention: Corporate Secretary. Our filings with the SEC are also available on our website at www.novelis.com. Participants in the Solicitation Novelis and its officers and directors may be deemed to be participants in the solicitation of proxies from Novelis' shareholders with respect to the arrangement. Information about Novelis' officers and directors and their ownership of Novelis' common shares is set forth in the proxy circular for Novelis' 2006 Annual Meeting of Shareholders, which was filed with the SEC on September 15, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Novelis and its respective officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the arrangement, which will be filed with the SEC. Statements made in this news release which describe Novelis' intentions, expectations or predictions may be forward-looking statements within the meaning of securities laws. Examples of forward-looking statements in this news release include those related to Novelis' expectation to close the sale during the second quarter. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Important risk factors which could impact Novelis' ongoing review of its strategic alternatives are included under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC, and are specifically incorporated by reference into this news release.